January 25, 2000

Barry Pardon, President
Techdyne, Inc.
2230 West 77th Street
Hialeah, Florida 33016

     RE: Medicore/Techdyne Lease at 2200 and 2230 West 77th Street, Hialeah, Florida

Dear Mr. Pardon:

     This Letter Agreement confirms the understanding of the board of directors of both companies to extend the Lease between our companies originally dated July 17, 1990, and extended for a 5-year period on December 19, 1994 through March 31, 2000 (the "Lease"), which related to 13,000 square feet of space at 2230 West 77th Street, Hialeah, Florida for your executive offices and manufacturing, as well as 10,000 square feet of space at 2200 West 77th Street, Hialeah, Florida for your warehouse needs. It is hereby agreed and understood that the Lease will continue in full force and effect for an additional year pursuant to its original terms and conditions, except for the fact that it will now expire on March 31, 2001, and that the square footage now consists of an additional 3,000 square feet of space at 2230 West 77th Street for an aggregate of 16,000 square feet at that location, and an additional 2,000 square feet of space for the warehouse at 2200 West 77th Street, Hialeah, Florida for an aggregate of 12,000 square feet of space at that location, for an aggregate of 28,000 square feet of space. Further, that the rent for the aggregate square footage of the Leased Premises of 28,000 square feet shall be an aggregate of $150,000 per annum or $12,500 per month, plus Florida sales tax and any other additional rent as provided for in the Lease. Please execute a copy of this Letter Agreement and return to the undersigned acknowledging your agreement to these terms.

                                       Very truly yours,

                                       /s/ Thomas K. Langbein

                                       Thomas K. Langbein
                                       Chairman of the Board, Chief Executive
                                       Officer and President

Acknowledged and accepted:

TECHDYNE, INC.

   /s/ Barry Pardon

By:----------------------------------------
       BARRY PARDON, President and Director